Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, MELISSA N. SCHAEFFER, and SEAN D. MAJOR, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2024 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seifi Ghasemi	Director and Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 21, 2024
Seifi Ghasemi

/s/ Tonit M. Calaway	Director	November 21, 2024
Tonit M. Calaway

/s/ Charles Cogut	Director	November 21, 2024
Charles Cogut

/s/ Lisa A. Davis	Director	November 21, 2024
Lisa A. Davis

/s/ Jessica Trocchi Graziano	Director	November 21, 2024
Jessica Trocchi Graziano

/s/ David H. Y. Ho	Director	November 21, 2024
David H. Y. Ho

/s/ Edward L. Monser	Director	November 21, 2024
Edward L. Monser

/s/ Matthew H. Paull	Director	November 21, 2024
Matthew H. Paull

/s/ Wayne T. Smith	Director	November 21, 2024
Wayne T. Smith